Pannell Kerr Forster

PKF International

7th Floor, Marine Building
355 Burrard Street.,
Vancouver, B.C.,
Canada, V6C 2G8
Telephone: 604.687.1231
Facsimile: 604.688.4675

Exhibit 16.1

March 19, 2008

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Dear Madam or Sir:

Re: Legend Marketing Corp.
Commission File Number 000-53091

We are in agreement with the statements made by the above-registrant in its Form 8-K to be filed on or about March 19, 2008.

Our independent auditor's reports on the financial statements of Legend Marketing Corp. for the years ended April 30, 2007 and April 30, 2006 contained no adverse opinion or disclaimer of opinion, nor were they modified as to audit scope, accounting principles, or uncertainties.

There were no disagreements with Legend Marketing Corp. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Sincerely,

/ s / Pannell Kerr Forster

(Registered with the Public Company Accounting Oversight Board as "Smythe Ratcliffe")

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vancouver, Canada